Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

By and among

SIEGEL SUFFOLK FAMILY, LLC

AND

R&I LOEB FAMILY, LLC

(AS “SELLERS”),

Jeffrey SIEGEL

AND

RONALD LOEB

(AS “DEEMED SELLERS”),

and

MAMAMANCINI’S HOLDINGS, INC.

(AS “BUYER”),

dated as of

June 28, 2023

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of June 28, 2023, is entered into by and among SIEGEL SUFFOLK FAMILY, LLC, a New York limited liability company (“SSF LLC”), R&I LOEB FAMILY, LLC (“Loeb LLC”, together with SSF LLC, each a “Seller” and collectively, the “Sellers”), Jeffrey Siegel, an individual resident of the State of Florida (“Deemed SSF Seller”), Ronald Loeb, an individual resident of the State of New York (“Deemed Loeb Seller”, together with Deemed SSF Seller, each a “Deemed Seller” and collectively, the “Deemed Sellers”, and the Sellers and the Deemed Sellers collectively being the “Seller Parties”), and MAMAMANCINI’S HOLDINGS, INC., a Nevada corporation (“MMMB” or “Buyer”). Each Seller, each Deemed Seller, and Buyer are referred to individually herein as the “Party” and collectively herein as the “Parties.”

RECITALS

WHEREAS, MMMB previously purchased 24 Equity Units of Chef Inspirational Foods, LLC, a New York limited liability company (the “Company”), from the Sellers pursuant to that certain Membership Interest Purchase and Option Agreement dated as of June 28, 2022 (the “Prior Purchase Agreement”);

WHEREAS, SSF LLC owns 38 Equity Units of the Company, which represents 38% of the outstanding membership interests of the Company, as set forth in the Amended and Restated Operating Agreement of the Company, dated as of June 28, 2022, by and between the Sellers and MMMB (the “Operating Agreement”);

WHEREAS, Deemed SSF Seller is a direct or indirect equity holder of SSF LLC;

WHEREAS, Loeb LLC owns 38 Equity Units of the Company, which represents 38% of the outstanding membership interests of the Company, as set forth in the Operating Agreement;

WHEREAS, Deemed Loeb Seller is a direct or indirect equity holder of Loeb LLC; and

WHEREAS, the Parties desire to enter into this Agreement to provide for the acquisition by the Buyer of all outstanding membership interests of the Company not currently owned by MMMB from the Sellers such that, following the Closing (as defined herein), the Company will be wholly-owned by Buyer and Buyer shall cause to be terminated effective as of the Closing that certain (x) Broker Agreement for MamaMancici’s, Inc. [sic] effective as of September 1, 2022 between the Company and MMMB and (y) Broker Agreement, dated January 1, 2022, between T&L Acquisition Corp., a wholly-owned subsidiary of MMMB, and the Company (f/k/a Farm Ridge Foods, LLC);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I.

PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, (a) SSF LLC hereby sells to MMMB, and MMMB purchases from SSF LLC, all of SSF LLC’s right, title and interest in and to 38 Equity Units (as defined in the Operating Agreement) of the Company, which represents 38% of the outstanding membership interests of the Company, in free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”), for the consideration specified in Section 1.02, hereinbelow (the “SSF Units”), and (b) Loeb LLC hereby sells to MMMB, and MMMB purchases from Loeb LLC, all of Loeb LLC’s right, title and interest in and to 38 Equity Units of the Company, which represents 38% of the outstanding membership interests of the Company, free and clear of any Encumbrance, for the consideration specified in Section 1.02, hereinbelow (the “Loeb Units” and, together with the SSF Units, the “Units”).

Section 1.02 Purchase Price. The aggregate purchase price for the Units shall be $3,650,000, and shall be payable as follows (collectively, the “Purchase Price”):

(a) $475,000 shall be paid to each Seller in cash by bank check(s) or wire transfer(s) to accounts designated by or on behalf of the applicable Seller or any combination thereof, on the Closing Date;

(b) $600,000 shall be paid to each Seller in cash by bank check(s) or wire transfer(s), without interest, to accounts designated by or on behalf of the applicable Seller or any combination thereof, on the first anniversary of the Closing Date; and

(c) $750,000 shall be paid to each Seller in common stock of MMMB, without interest, on the second anniversary of the Closing Date (the “Final Payment Date”).

Section 1.03 Common Stock Price; Fractional Shares. The price of the common stock of MMMB for payments to Sellers in consideration of the Units shall be the average closing price for the last 20 trading days ending on the second trading day prior to each such payment. Notwithstanding the foregoing, (a) if the provisions of Section 1.02 and this Section 1.03 would result in the issuance of a fractional share to any Seller, MMMB may issue to such Seller the nearest number of whole shares determined in accordance with Section 1.02 and this Section 1.03 and pay to such Seller in cash the value of any fractional share not so issued, calculated in accordance with this Section 1.03; and (b) if the applicable rules of any stock exchange on which MMMB’s securities are listed would require any approval of Buyer’s stockholders that has not been obtained, then MMMB may, in lieu of issuing shares of its common stock in accordance with Section 1.02, pay in cash the value of the shares (determined in accordance with this Section 1.03) not issued pursuant to this clause (b). Notwithstanding the foregoing, if there is a Change of Control prior to the date that would otherwise be the Final Payment Date as provided in Section 1.02(c), then the Final Payment Date shall be deemed to be the date on which the Change of Control occurs and MMMB may make the payment provided for in Section 1.02(c) immediately prior to and subject to the occurrence of such Change of Control.

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Section 1.04 Tax Matters.

(a) For federal and applicable state and local income tax purposes, the Parties intend to treat the purchase and sale of the Units pursuant to this Agreement in a manner consistent with the principles set forth in Revenue Ruling 99-6, 1999-1 C.B. 432 (Situation 1) and, pursuant thereto, (i) with respect to the Buyer, (A) the Company shall be deemed to make a liquidating distribution of its assets to the Buyer and the Sellers, and (B) the Buyer shall be deemed to acquire, by purchase, all applicable assets distributed to the Sellers; and (ii) with respect to the Sellers, the Sellers shall be treated as selling partnership interests and shall report gain or loss, if any, resulting from the sale of their partnership interests in accordance with Section 741 of the Internal Revenue Code of 1986, as amended (the “Code”). The Parties shall not file any Tax Return or otherwise take any position with respect to Taxes which is inconsistent with such intended tax treatment.

(b) After the Closing Date, the Buyer shall prepare and deliver to the Sellers an allocation of the Purchase Price (and other relevant items for income Tax purposes) among the assets of the Company and the covenants contained in Section 5.04, and the principles set forth in Section 1.05 shall apply to such allocation.

(c) Buyer (and its agents) shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement such amounts as Buyer (or an agent thereof) is required to deduct and withhold under applicable law, and Sellers shall deliver any documentation to Buyer as Buyer may reasonably request in connection therewith. To the extent any amounts are deducted or withheld by Buyer (or its agent(s)) under this Section 1.04(c), such withheld amount shall be treated for purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made.

(d) The Sellers shall pay and be responsible for any Transfer Taxes which may be imposed in connection with the Closing. The Party required by applicable laws to prepare and file all necessary Tax Returns and other documentation with respect to any such Transfer Taxes shall do so in accordance with the applicable laws, and the other Party shall cooperate in such preparation.

(e) After the Closing Date, the Buyer shall have the exclusive control of any and all Tax Returns filing and other action, claim, audit, investigation, examination, or other proceeding or self-assessment related to any Tax or Tax Return of the Company for any Tax period (“Tax Proceedings”), including the appointment and identity of the partnership representative of the Company and making the election under Section 6226 of the Internal Revenue Code of 1986, as amended (the “Code”); provided, that, the Buyer shall keep the Sellers reasonably informed of any such Tax Proceeding, and shall consult with the Sellers regarding the conduct of, and any material positions taken in, any such Tax Proceeding for a taxable period ending on or before the Closing Date. The Parties shall cooperate as and to the extent reasonably requested by the other Parties in connection with the preparation and filing of any such Tax Proceeding, and the defense of any action, claim, audit, investigation, examination, or other proceeding or self-assessment related to any Tax or Tax Return of the Company, all in a manner consistent with this Agreement. In the event of any conflict between this Section 1.04(e) and Section 6.05, this Section 1.04(e) shall control.

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Section 1.05 Purchase Price Allocation. The Parties agree that the Purchase Price (plus other relevant items for tax purposes) shall be allocated for all applicable tax purposes among the applicable assets and the covenants contained in Section 5.04 consistent with the methodology set forth on Section 1.05 of the Disclosure Schedules (the “Allocation Schedule”). Following the Closing, the Buyer shall prepare a draft allocation in accordance with the Allocation Schedule (the “Purchase Price Allocation”) and deliver the draft Purchase Price Allocation to the Sellers for review and comment. The Sellers shall cooperate with the Buyer in such preparation. If the Sellers have any objection to the Purchase Price Allocation, the Sellers shall deliver to the Buyer a statement setting forth its objections and suggested adjustments within 30 days from the delivery of the Purchase Price Allocation (an “Allocation Objections Statement”). The Buyer agrees to consider any objection set forth in the Allocation Objections Statement(s) and make reasonable changes to the Purchase Price Allocation in good faith, and such Purchase Price Allocation shall then become final. Each Party and the Company shall file all Tax Returns consistently with the Purchase Price Allocation as finalized pursuant to this Section 1.05 and shall not take any position that is inconsistent with the Purchase Price Allocation, unless required by applicable laws.

ARTICLE II.

CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) remotely by exchange of documents and signatures (or their electronic counterparts). The Closing Date shall be deemed to be the date that MMMB exercises the Call Right (as defined in the Prior Agreement) for purposes of Section 5.05 of the Prior Agreement.

Section 2.02 Closing Deliverables. At the Closing,

(a) Sellers shall deliver to Buyer the following:

(i) Assignments of membership interests in the form of Exhibit A hereto and duly executed by the Sellers;

(ii) A certificate of the Secretary (or equivalent authorized officer) of each Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the Members of such Seller authorizing the execution, delivery and performance of this Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and certifying to the incumbency and signatures of the officers of such Seller executing this Agreement and the other transaction documents;

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(iii) A properly completed and executed copy of IRS Form W-9 from each Seller;

(iv) A payoff letter (the “Payoff Letter”) from Flushing Bank that lists all obligations of the Company to Flushing Bank as of the Closing Date with Flushing Bank (1) agreeing that payment of such amounts will satisfy all outstanding obligations of the Company to Flushing Bank, (2) agreeing that all Encumbrances on or with respect to any assets of the Company will automatically be released upon the satisfaction of the conditions in such letter and (3) if applicable, providing wire transfer instructions;

(v) A release of all Encumbrances on or with respect to any assets of the Company held by 2000 – 2090 Palm Beach Lakes, LLC (the “Florida Landlord”) in form and substance satisfactory to Buyer;

(vi) Such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement; and

(vii) Buyer’s pro rata portion (based on its ownership interest in the Company as of immediately prior to Closing) of any cash of the Company (as of the commencement of the Company’s business hours on the Closing Date) in excess of $304,000.

(b) Buyer shall deliver the following:

(i) To Sellers, subject to Section 1.04(c), the portion of the Purchase Price payable on the Closing Date to each Seller pursuant to Section 1.02(a);

(ii) To Flushing Bank, on the Company’s behalf, the amount specified in the Payoff Letter necessary to satisfy all of the obligations of the Company to Flushing Bank and to cause the release of each Encumbrance to be released at Closing pursuant thereto; and

(iii) To Sellers, a certificate of the Secretary of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and the other transaction documents.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Seller Parties, jointly and severally, represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Organization and Qualification of Sellers and the Company; Authority. Such Seller Party (if an entity) and the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of New York and the Company has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Section 3.01 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. Such Seller Party has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All necessary action has been taken by such Seller Party with respect to the execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller Party of the transactions contemplated hereby. Assuming the due execution and delivery of this Agreement by Buyer, this Agreement is a legal, valid and binding obligation of such Seller Party, enforceable against such Seller Party and the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally, and the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by such Seller Party of this Agreement and the other transaction documents to which it and the Company is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of organization, operating agreement or other organizational documents, in each case, inclusive of all amendments thereto, of such Seller Party (if an entity) or the Company; (b) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to such Seller Party or the Company; (c) except as set forth in Section 3.02 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract or permit to which such Seller Party or the Company is a party or by which such Seller Party or the Company is bound or to which any of their respective properties and assets or the Units are subject; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Units. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Seller Party or the Company in connection with the execution and delivery of this Agreement or any of the other transaction documents and the consummation of the transactions contemplated hereby and thereby.

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Section 3.03 Financial Statements. Section 3.03 of the Disclosure Schedules sets forth the unaudited balance sheet of the Company for the fiscal year ended December 31, 2022 and the related unaudited statement of income for the fiscal year then ended (collectively, the “Unaudited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as at May 31, 2023 and the related statement of income for the five-month period then ended (the “Interim Financial Statements” and together with the Unaudited Financial Statements, the “Financial Statements”). Except as set forth in Section 3.03 of the Disclosure Schedules, the Financial Statements (a) have been prepared in accordance with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods indicated, and (b) fairly present the financial condition and results of operations of the Company in all material respects as of the respective dates of and for the periods referred to in the Financial Statements. The balance sheet of the Company as of December 31, 2022 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.”

Section 3.04 Undisclosed Liabilities. The Company has no liabilities, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount and (c) those liabilities set forth on Section 3.04 of the Disclosure Schedules.

Section 3.05 Capitalization; Subsidiaries.

(a) Such Seller is the record owner of and has good and valid title to the SSF Units or Loeb Units, as applicable, free and clear of all Encumbrances. Such Units have been duly authorized and are validly issued, fully-paid and non-assessable. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own such Units free and clear of all Encumbrances.

(b) The SSF Units or Loeb Units, as applicable, were issued in compliance with applicable laws. Such were not issued in violation of the organizational documents of the Company or any other agreement, arrangement, or commitment to which such Seller or the Company is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(c) Other than the Units and the Equity Units of the Company owned by MMMB, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in the Company or obligating such Seller or the Company to issue or sell any membership interests, or any other interest, in the Company. Other than the Operating Agreement, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of the Units.

(d) The Company does not own, or have any interest in any shares or have an ownership interest in any other Person.

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Section 3.06 Taxes.

(a) All Taxes of the Company have been fully and timely paid. All Tax Returns required to be filed by Company for any Pre-Closing Tax Period have been timely filed. Such Tax Returns are true, complete and correct in all respects. The term “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, registration, net worth, capital gains, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, windfall profit, severance, production, social security, stamp or environmental tax, custom, duty, or other Taxes of any kind whatsoever (including any fee, assessment, levy or other charges in the nature of or in lieu of a tax), whether disputed or not, together with any interest, fine, penalty, addition to tax or additional amount imposed by any taxing authority of any Governmental Authority with respect thereto. The term “Tax Return” means any report, return, declaration, filing, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority with respect to Taxes.

(b) There are no liens for Taxes upon any properties or assets of the Company, except for Permitted Encumbrances. There are no pending, nor has any Seller Party or the Company received written notice of any, Tax audits, examinations, claims, actions, assessments, levies, or other Actions of, or with respect to, the Company, the properties or assets of the Company, or the operation of the Company’s trades or businesses, and there are no unresolved written notices of deficiency, proposed deficiency, or assessment from any Governmental Authority with respect to Taxes of, or relating to, the properties or assets of the Company or its business. All material deficiencies asserted or assessments made for Taxes due with respect to the properties or assets of the Company and its business as a result of any completed and settled examinations or any concluded litigation have been fully paid. The Company is not subject to Tax in any jurisdiction other than the United States and the states and localities specified on Schedule 3.17(b) of the Disclosure Schedules to the Prior Agreement. The Company is not, nor directly or indirectly participated, in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4. No extensions or waivers of statutes of limitations have been given or requested in writing with respect to any Taxes of the Company.

(c) The Company has complied in all respects with applicable laws relating to the payment and withholding of Taxes and have collected or withheld and paid over to the proper Governmental Authority all amounts required to have been collected or withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member, equityholder or other third party with respect to the Company.

(d) The Company has properly collected and remitted, or reserved for in accordance with U.S. generally accepted accounting principles, all material amounts of sales, use, value added and similar Taxes with respect to sales or leases made or services provided to customers.

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(e) The Company has always been treated as a partnership, and has never elected to be treated as a corporation, for income Tax purposes. The Company will not be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign law) executed on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) the cash method of accounting or long-term contract method of accounting utilized prior to the Closing Date, or (v) change in method of accounting for a taxable period (or portion thereof) ending on or before the Closing Date.

(f) The Company is not a party to or bound by any Tax allocation, sharing or indemnity agreements or arrangements (excluding, for the avoidance of doubt, any commercial Contracts that are not primarily related to Taxes). The Company has no liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor, by Contract, or otherwise.

(g) The provisions of Section 197(f)(9) of the Code will not apply to any intangible assets owned (directly or indirectly) by the Company on the Closing Date.

(h) No PTET Election has been made with respect to the Company in any jurisdiction with respect to state or local Tax.

(i) The Company has not (i) deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), (ii) otherwise deferred any Taxes (including the employee portion of any payroll Taxes) or changed any material Tax practice or filed an amended Tax Return under, or in response to, any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Authority or industry group in connection with or in response to COVID-19, including the CARES Act (a “COVID-19 Measure”), or (iii) claimed any Tax credits under any COVID-19 Measure. Any incurrence and forgiveness or discharge of any “Paycheck Protection Program” Loan by the Company satisfied all the requirements of the CARES Act.

(j) Each Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

Section 3.07 Legal Proceedings. There are no Actions pending or, to Sellers’ knowledge, threatened against or by any Seller Party or any affiliate of any Seller Party that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

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Section 3.08 Absence of Changes. Since the Balance Sheet Date, (a) there has not been any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a materially adverse effect on (i) the business, results of operations, condition (financial or otherwise) or assets of the Company or (ii) the ability of the any Seller Party to consummate the transactions contemplated hereby and (b) the Company has been operated in the ordinary course of business consistent with past practice.

Section 3.09 Contracts. Section 3.09 of the Disclosure Schedules lists each contract to which the Company is a party or by which it is bound (the “Contracts”). Each Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company nor, to a Seller Party’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no disputes pending or threatened under any Contract.

Section 3.10 Assets. The Company has good and valid (and, in the case of owned real property, good and marketable fee simple) title to, or a valid leasehold interest in, all real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. Except as set forth on Section 3.10 of the Disclosure Schedules, all such properties and assets (including leasehold interests) are free and clear of Encumbrances except for Permitted Encumbrances.

Section 3.11 Brokers. Other than Littlebanc Advisors, LLC (a division of Wilmington Capital Securities), whose fees and expenses arising from the transaction contemplated by this Agreement will be borne solely by the Seller Parties, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.12 Securities Matters. Seller Parties understand that the Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller Parties’ representations herein. Seller Parties understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Seller Parties must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Seller Parties acknowledge that the Company has no obligation to register or qualify the Shares. Such Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Seller Parties have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of owning the Shares.

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Section 3.13 Legend. Seller Parties understand that the Shares may be notated with the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

Section 3.14 Residence. The office of each Seller in which its principal place of business is identified in the address of such Seller set forth in Section 7.01.

Section 3.15 Employees. Prior to the Closing, the Company has terminated the employment or engagement of all employees or independent contractors previously employed or engaged by the Company. After the Closing, the Seller Parties shall cooperate with Buyer and its affiliates with respect to each former employee of the Company that the Buyer or its affiliates wish to hire. Without limiting Section 6.02(c), the Parties acknowledge and agree that the Seller Parties will be responsible for, and will jointly and severally indemnify and hold harmless the Buyer Indemnitees from, any Damages arising from or in connection with any Person who is a former employee of the Company (or with regard to any dependent or family member, or former dependent or family member, of such a former employee) or independent contractor as of the Closing.

Section 3.16 Affiliated Transactions. As of the Closing, neither such Seller Party nor any Related Person of such Seller Party (a) has any direct or indirect financial interest in any competitor, supplier, or contractor of the Company or any of its affiliates (including, as of the Closing, Buyer and its subsidiaries); or (b) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property, Contract or other asset that the Company or any of its affiliates (including, as of the Closing, Buyer and its subsidiaries) uses in the conduct of its business or to which the Company or any of its affiliates (including, as of the Closing, Buyer and its subsidiaries) is a party.

Section 3.17 Financial Matters. As of the Closing, (a) the Company does not have any Indebtedness and (b) the cash in the Company’s bank accounts will be at least $304,000. The Company’s accounts payable and accounts receivable as of the Closing will include the amounts on the Balance Sheet in the Interim Financial Statements, subject to changes arising from the operation of the Company’s business in the ordinary course of business consistent with past practice since the date of such Balance Sheet.

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to each of the Seller Parties that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization of Buyer. MMMB is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada.

Section 4.02 Authority of Buyer. Buyer has all requisite power and authority to enter into this Agreement and the other transaction documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All necessary action has been taken by Buyer with respect to the execution, delivery and performance by it of this Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby. Assuming the due execution and delivery of this Agreement and the other transaction documents by the Seller Parties, each of this Agreement and the other transaction documents is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally, and the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

Section 4.03 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other transaction documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, operating agreement or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party, except for such consents, notices or actions that have already been obtained, provided or taken. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby, except for the filing of a Form 8-K with Securities and Exchange Commission and a press release in accordance with the NASDAQ listing rules.

Section 4.04 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 4.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

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ARTICLE V.

COVENANTS

Section 5.01 Public Announcements. Unless otherwise required by applicable law (based upon the reasonable advice of counsel), no Seller Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 5.02 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other transaction documents.

Section 5.03 Lock-Up.

(a) Each Seller shall not, directly or indirectly, offer, offer to sell, sell, contract to sell, grant any option, right or warrant to purchase, make any short sale of, enter into any swap or other arrangement with respect to the ownership of, pledge, hypothecate, lend or otherwise transfer, hedge or dispose of, any of the shares of MMMB issued pursuant to this Agreement other than in compliance with the Securities Act and all other applicable laws.

(b) In order to enable the aforesaid covenant to be enforced, each Seller hereby consents to the placing of a legend or stop-transfer order with the transfer agent of the shares of MMMB with respect to any of the shares of MMMB registered in such Seller’s name or beneficially owned by it.

Section 5.04 Seller Parties’ Restrictive Covenants. During the period that begins on the Closing Date and continues through the third anniversary of the Final Payment Date (the “Restricted Period”), none of the Seller Parties, nor any of their respective affiliates or successors or assigns, will directly or indirectly on its own account or as an owner, equity holder, agent, partner, joint venture, member, employee, strategic partner, consultant or otherwise, engage in or assist others in engaging in any business or business entity that provides goods or services directly or indirectly competitive with the Business (“Competing Business”), provided that such non-competition restriction shall not apply to such Seller Party’s or any of its affiliates, interest or ownership, or purchase of an interest or ownership after the Closing Date, in any business that competes with the Business, so long as such Seller Party’s and its affiliates ownership interest is not greater than one percent (1%) of the outstanding shares of any class of stock and such stock is regularly traded on a recognized domestic or foreign securities exchange, and, notwithstanding any provision in this Agreement, such Seller Party shall not be prohibited from conducting business related to or in connection with the Business in countries other than the United States. During the Restricted Period, no Seller Party will directly or indirectly, on behalf of any person other than Buyer or its affiliates, solicit, hire or engage in any capacity any employee of Buyer or its affiliates (or any person or entity who was an employee of Buyer or its affiliates within twelve (12) months of the date such hiring or engagement occurs) or solicit or seek to persuade any employee of Buyer or its affiliates to discontinue such employment, unless, in each case, such Seller obtains the prior written consent of Buyer. Seller Parties acknowledge and agree that (a) this Section 5.04 is reasonable and necessary to ensure that Buyer receives the expected benefits of acquiring the Units, (b) Buyer has refused to enter into this Agreement in the absence of this Section 5.04 and (c) breach of this Section 5.04 will harm Buyer to such an extent that monetary damages alone would be an inadequate remedy and Buyer would not have an adequate remedy at law.

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Section 5.05 Non-Disparagement. Following the Closing, Buyer, on the one hand, and Seller Parties, on the other hand, will not, and will cause their respective affiliates, successors and assigns not to, criticize or disparage the other Party or any of its affiliates, successors or assigns or any aspect of any of their management, policies, operations, products, services, practices or personnel.

Section 5.06 Release.

(a) Each Seller Party, for himself, herself or itself, and on behalf of such Seller Party’s affiliates (excluding, for the avoidance of doubt, the Company), heirs, successors and assigns, and their respective affiliates (collectively, the “Seller Releasors”), hereby forever fully and irrevocably releases and discharges the Buyer, the Company, and each of their respective predecessors, successors, direct or indirect subsidiaries and affiliates and past and present equityholders (excluding, for the avoidance of doubt, the Seller Parties), managers, directors, officers, employees, agents, and other Representatives (collectively, the “Buyer Released Parties”) from any and all Actions, demands, debts, Contracts, obligations, promises, judgments, or liabilities of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including, claims for losses, damages, costs, expense, fees and expenses) arising out of or related to events, facts, conditions or circumstances existing at or arising prior to the Closing Date, which the Seller Releasors can, shall or may have against the Buyer Released Parties, whether known or unknown, suspected or unsuspected, direct or indirect, mature or contingent, accrued or unaccrued, unanticipated as well as anticipated (collectively, the “Seller Released Claims”), and hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing or permitting to be commenced) any Action of any kind, in any court or before any tribunal (or Governmental Authority), against any Buyer Released Party based upon any Seller Released Claim.

(b) Notwithstanding anything to the contrary in Section 5.06(a), the Seller Released Claims shall not include, and the provisions of Section 5.06(a) shall not release or otherwise diminish the obligations of Buyer set forth in or arising under any provisions of this Agreement.

(c) Buyer hereby waives and releases each of the Seller Parties from the claims set forth on Exhibit B.

Section 5.07 Transition Cooperation. Following the Closing, the Seller Parties shall provide Buyer and its affiliates with such cooperation as Buyer reasonably requests to facilitate the maintenance of the Company’s actual and prospective business relationships as of the Closing.

Section 5.08 Demand Registration Right.

(a) Within 60 days after the Final Payment Date, MMMB shall file a registration statement on Form S-1 or Form S-3 under the Securities Act covering all of the Shares and shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing.

(b) [Reserved]

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(c) Notwithstanding anything to the contrary in this Section 5.08, it is a condition precedent to the obligations of MMMB to take any action pursuant to this Section 5.08 that each Seller shall furnish to the Buyer such information regarding itself, the securities held by it, the intended method of disposition of such securities and such other information regarding each Seller as is reasonably required to effect the registration of Sellers’ common stock to be registered pursuant hereto in accordance with applicable law. Notwithstanding anything to the contrary herein, no Seller shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise in connection with this Section 5.08.

(d) With respect to the registration statement to be filed pursuant to this Section 5.08:

(i) To the extent permitted by law, the Buyer will indemnify and hold harmless each Seller, against any losses arising from the registration of such Seller’s common stock in such registration statement; provided, however, that the indemnity agreement contained in this Section 5.08(d)(i) shall not apply to amounts paid in settlement of any claim or proceeding if such settlement is effected without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, nor shall the Buyer be liable for any losses to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Seller or any of its representatives or Related Persons for use in connection with such registration.

(ii) To the extent permitted by law, each Seller will indemnify and hold harmless the Buyer, and each of its representatives and Related Persons and any other Person selling securities in such registration statement, against any losses arising out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Seller or any of its representatives or Related Persons for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 5.08(d)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the applicable Seller, which consent shall not be unreasonably withheld.

(iii) Promptly after receipt by an indemnified party under this Section 5.08 of notice of the commencement of any action for which a Party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.08, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the Parties.

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(e) [Reserved]

(f) Each Seller will not, without the prior written consent of the managing underwriter, during the period commencing on the date of any final prospectus or final prospectus supplement relating to the registration by MMMB for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days, or such other period as may be requested by MMMB or an underwriter to accommodate regulatory restrictions on (x) the publication or other distribution of research reports and (y) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of MMMB’s Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for MMMB’s Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5.08(f) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Seller further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5.08(f) or that are necessary to give further effect thereto.

Section 5.09 Guaranty Arrangement. During the six-month period following the Closing, Buyer will use commercially reasonable efforts to cause Deemed SSF Seller to be released from any (if any) personal guaranty of the Company’s obligations under the Company’s lease with the Florida Landlord provided by him prior to the date hereof; provided, however, that in no event will Buyer, the Company or any of their respective Affiliates be required to pay any amount or consideration to obtain such a release.

ARTICLE VI.

INDEMNIFICATION; REMEDIES

Section 6.01 Survival.

(a) Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is the twelve (12) month anniversary of the Closing Date; provided, that the representations and warranties in Section 3.01 (Organization and Qualification of Sellers and the Company; Authority), Section 3.04 (Capitalization; Subsidiaries), Section 3.06 (Taxes), Section 3.11 (Brokers), 3.15 (Employees), 3.16 (Affiliated Transactions), Section 3.17 (Financial Matters), Section 4.01 (Organization of Buyer), Section 4.02 (Authority of Buyer) and Section 4.05 (Brokers) (each a “Fundamental Representation”) shall survive indefinitely. All covenants and agreements of the Parties contained herein that by their nature are to be satisfied, performed or fulfilled from and after the Closing shall survive the Closing for the period explicitly specified therein and, if not explicitly specified, indefinitely. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

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(b) Notwithstanding anything contained in this Agreement, the rights of Buyer, each Seller Party or their respective affiliates to indemnification, reimbursement or any other remedy based upon any representations, warranties, covenants and obligations set forth in the Agreement shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition requiring the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations or warranties’ inaccuracy or covenants or obligations’ non-performance or non-compliance. Each of these representations, warranties, covenants or obligations are meant as contractual rights of Buyer and each Seller Party.

Section 6.02 Indemnification By Seller Parties. Each Seller Party will jointly and severally indemnify and hold harmless Buyer and its Representatives, members, controlling persons, and affiliates (collectively, the “Buyer Indemnitees”) for, and will pay to the Buyer Indemnitees the amount of, any loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorneys’ fees), whether or not involving a third-party claim (collectively, “Damages”), arising from or in connection with:

(a) any breach of or inaccuracy in any representation or warranty made by a Seller Party in this Agreement or the other transaction documents;

(b) any breach by a Seller Party of any covenant or obligation of a Seller Party in this Agreement or the other transaction documents;

(c) any third party claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Company or any of its affiliates conducted, existing or arising on or prior to the Closing Date; and

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(d) any Taxes (i) of the Company or any Seller Party for any Pre-Closing Tax Period, (ii) of any member of an affiliated, consolidated, combined or unitary group of which the Company is or was a member on or prior to the Closing Date, or (iii) of any Person (other than the Company) imposed on the Company as a transferee or successor, by Contract (excluding, for the avoidance of doubt, any commercial Contracts that are not primarily related to Taxes) or pursuant to any law if such Taxes relate to an event or transaction occurring before the Closing. In the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that is attributable to the portion of such Straddle Period ending on the Closing Date shall (i) in the case of real and personal property Taxes and franchise Taxes not based on gross or net income, be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period, and (ii) in the case of other Taxes, be determined as if the Company filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period using a “closing of the books methodology” based on the actual operations of the Company; provided, that any Taxes arising with respect to a Pre-Closing Tax Period or Straddle Period that have been deferred pursuant to the CARES Act or any other corresponding or similar provision of other law with respect to Taxes shall be allocated to the Pre-Closing Tax Period or the portion of such Straddle Period ending on the Closing Date, as applicable.

Section 6.03 Indemnification By Buyer. Buyer will indemnify and hold harmless each Seller Party and their respective Representatives, members, controlling persons, and affiliates (collectively, the “Seller Indemnitees”), and will pay to the Seller Indemnitees the amount of any Damages arising from or in connection with:

(a) any breach of or inaccuracy in any representation or warranty made by Buyer in this Agreement; and

(b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement.

Section 6.04 Certain Limitations. The aggregate amount of all Damages for which an indemnifying party shall be liable after giving effect to Section 6.02(a) and Section 6.03(a), as the case may be, shall not exceed Three Hundred Sixty-Five Thousand Dollars ($365,000) (the “Cap”). Notwithstanding the foregoing, the Cap shall not apply to Damages based upon, arising out of, with respect to or by reason of intentional fraud or any inaccuracy in or breach of any Fundamental Representation.

Section 6.05 Indemnification Procedures; Third Party Claims.

(a) Promptly after receipt by an indemnified party of notice of the commencement of any Action against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Article, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.

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(b) If any Action referred to in Section 6.05(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Action, the indemnifying party will be entitled to participate in such Action and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Action and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Action and provide indemnification with respect to such Action), to assume the defense of such Action with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Action, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article VI for any fees of other counsel or any other expenses with respect to the defense of such Action, in each case subsequently incurred by the indemnified party in connection with the defense of such Action, other than reasonable costs of investigation. If the indemnifying party assumes the defense of an Action, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s prior written consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party. If notice is given to an indemnifying party of the commencement of any Action and the indemnifying party does not, within thirty (30) days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Action, the indemnifying party will be bound by any determination made in such Action or any compromise or settlement effected by the indemnified party.

(c) In the event of any conflict between this Section 6.05 and Section 1.04(e), Section 1.04(e) shall control.

Section 6.06 Payments Adjust Purchase Price. Each Party will, including retroactively, treat indemnification payments under this Agreement as adjustments to the Purchase Price for Tax purposes to the extent permitted under applicable law.

Section 6.07 Setoff. Each Party (a “Setting Off Party”) will have the right to set off and retain any amount to which such Setting Off Party may be entitled from any other Party (the “Owing Party”), including under this Agreement or any other Contract, against any amount otherwise payable by such Setting Off Party to such Owing Party. The exercise of or failure to exercise such right of set off will not constitute an election of remedies or limit in any manner the enforcement of any other remedy that may be available to a Party.

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ARTICLE VII.

MISCELLANEOUS

Section 7.01 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.01):

If to SSF LLC or	Siegel Suffolk Family, LLC
Deemed SSF Seller:	801 South Olive Avenue, Apt. 1409
West Palm Beach FL 33401
Attention: Jeffrey Siegel
Email: JHS5151@aol.com

If to Loeb LLC or	R&I Loeb Family, LLC
Deemed Loeb Seller:	157 Northfield Road
Hauppauge NY 11788
Attention: Ronald Loeb

with a copy to:	Scherer & Pudell, PLLC
600 Old Country Road, Suite 328
Garden City, NY 11530
Attention: Lawrence Scherer, Esq.
Facsimile: (516) 747-7008

If to Buyer:	MamaMancini’s Holdings, Inc.
25 Branca Road
East Rutherford, New Jersey 07073
Attention: Adam L. Michaels, CEO
Email: adam@mamamancinis.com

with a copy to:	Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
Attention: Jonathan R. Zimmerman, Esq.
Email: jon.zimmerman@faegredrinker.com

Section 7.02 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.03 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 7.04 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to the purchase and sale of the Units and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect thereto (including with respect to that certain notice of exercise of Call Option dated June 26, 2023 provided by Buyer to the Sellers). This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

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Section 7.05 Successors and Assigns. No Party may assign any of its rights under this Agreement, without the prior consent of the other Parties, which will not be unreasonably withheld, except that (i) Buyer may assign any of its rights under this Agreement to any subsidiary or affiliate of Buyer and (ii) Buyer will be entitled to assign its rights and obligations under this Agreement and the agreements entered into pursuant to this Agreement for collateral security purposes to any lender providing financing to Buyer and its affiliates and to any purchaser of all or substantially all of the assets of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Except as provided in Section 5.08(f), nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Except as provided in Section 5.08(f), this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and permitted assigns.

Section 7.06 Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.07 Governing Law; Forum. This Agreement will be governed by the laws of the State of New York without regard to conflict of laws principles. By execution and delivery of this Agreement, each Party (a) accepts, generally and unconditionally, the exclusive jurisdiction of state courts in the Borough of Manhattan, State of New York and federal courts in the Southern District of New York and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

Section 7.08 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Section 7.10 Interpretation; Construction. Capitalized words used in this Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa. When calculating a period of time, the day that is the initial reference day in calculating such period will be excluded and, if the last day of such period is not a business day, such period will end on the next day that is a business day. As used in this Agreement (a) the words “including,” “include” and variations thereof are deemed to be followed by the words “without limitation”; (b) “or” is used in the sense of “and/or”; and (c) “any” is used in the sense of “any or all”.

Section 7.11 Definitions. The following capitalized terms used in this Agreement have the respective meanings given to such terms below:

“Action” means any action, arbitration, audit, claim, complaint, hearing, inquiry, investigation, litigation, proceeding or suit (whether civil, criminal or administrative).

“Business” means the business of sourcing, marketing, selling or distributing entrees, sides, salads and other prepared foods, including wraps, sandwiches and olives, and any other business in which the Company is engaged as of the Closing Date.

“Change of Control” means the occurrence of any of the following with respect to the Buyer:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of MMMB, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of MMMB (as of the time immediately prior to the commencement of such offer), any employee benefit plan of MMMB or its subsidiaries, and their affiliates;

(ii) MMMB shall be merged or consolidated with another Person, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of MMMB (as of the time immediately prior to such transaction), any employee benefit plan of MMMB or its subsidiaries, and their affiliates; or

(iii) MMMB shall sell substantially all of its assets to another Person that is not wholly owned by MMMB.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

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“Indebtedness” means any obligation or liability under or for any of the following (excluding any trade payable incurred in the ordinary course of business of the Company): (a) indebtedness for borrowed money (including if guaranteed or for which the Company is otherwise liable or responsible); (b) obligation evidenced by a note, bond, debenture or similar instrument; (c) surety bond; (d) swap or hedging contract; (e) capital lease; (f) purchase money mortgage, indenture, deed of trust or other purchase money lien or conditional sale or other title retention agreement; (g) indebtedness secured by any mortgage, indenture or deed of trust upon any asset; or (h) interest, fee or other expense regarding any of the foregoing.

“Permitted Encumbrances” means (i) those items set forth in Section 7.11(a) of the Disclosure Schedules; (ii) liens for Taxes not yet due and payable; (iii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company; (iv) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property which are not, individually or in the aggregate, material to the business of the Company; or (v) other than with respect to owned real property, liens arising under original purchase price conditional sales Contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company.

“Person” means an individual, corporation, partnership, trust, limited liability company, association or other entity.

“Pre-Closing Tax Period” means any taxable period that ends on or before the Closing Date and, in the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the portion of the Straddle Period that ends on (and includes) the Closing Date.

“PTET Election” means an election to be subject to an entity-level Tax imposed by any jurisdiction on an entity treated as a passthrough entity for U.S. federal income tax purposes in lieu of a Tax on one or more of such entity’s partners, members or owners.

“Related Person” means, with respect to any Person, any (a) affiliate of such Person, (b) director, manager or officer (or person in a similar role) of such Person or of any affiliate of such Person, (c) direct or indirect equity holder of such Person, (d) member of the immediate family or legal dependent of such Person or of any such director, manager, officer or equity holder of such Person, or (e) trust, of which any of the foregoing Persons is a beneficiary or trustee.

“Representative” means, with respect to any Person, any and all directors, managing members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of MMMB’s common stock that are portion of the Purchase Price pursuant hereto.

“Transfer Taxes” means any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording, and other similar Taxes, fees, and costs, together with all interest thereon, penalties, fines, costs, additions to Tax and other additional amounts with respect thereto which may be imposed in connection with the transactions contemplated in this Agreement.

[SIGNATURE PAGES FOLLOW]

23

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER PARTIES:

SIEGEL SUFFOLK FAMILY, LLC

By:
Name:
Title:

Jeffrey Siegel, Deemed Seller

R&I LOEB FAMILY, LLC

By:
Name:
Title:

Ronald Loeb, Deemed Seller

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

MAMAMANCINI’S HOLDINGS, INC.

By:
Name:
Title:

Exhibit A

Forms of

Assignment of Membership Interests

Assignment of Membership Interests — Jeffrey Siegel

FOR VALUE RECEIVED, the undersigned (“Assignor”) hereby sells, assigns, and transfers unto MamaMancini’s Holdings, Inc., a Nevada corporation, all of Assignor’s right, title, and interest in and to Thirty-Eight (38) Equity Units (the “Membership Interests”) owned by Assignor in Chef Inspirational Foods, LLC, a New York limited liability company (the “Company”), constituting Thirty-Eight Percent (38%) of all issued and outstanding membership interests in the Company, standing in Assignor’s name on the books of the Company, and does hereby irrevocably constitute and appoint any manager or officer of the Company as Assignor’s attorney-in-fact to transfer the Membership Interests on the books of the Company with full power of substitution in the premises.

This Assignment of Membership Interests will be binding upon Assignor and its successors and assigns and is executed by Assignor effective as of June ___, 2023.

ASSIGNOR:

SIEGEL SUFFOLK FAMILY, LLC

By:
Name:	Jeffrey Siegel
Title:	Chief Executive Officer

Assignment of Membership Interests — Ronald Loeb

FOR VALUE RECEIVED, the undersigned (“Assignor”) hereby sells, assigns, and transfers unto MamaMancini’s Holdings, Inc., a Nevada corporation, all of Assignor’s right, title, and interest in and to Thirty-Eight (38) Equity Units (the “Membership Interests”) owned by Assignor in Chef Inspirational Foods, LLC, a New York limited liability company (the “Company”), constituting Thirty-Eight Percent (38%) of all issued and outstanding membership interests in the Company, standing in Assignor’s name on the books of the Company, and does hereby irrevocably constitute and appoint any manager or officer of the Company as Assignor’s attorney-in-fact to transfer the Membership Interests on the books of the Company with full power of substitution in the premises.

This Assignment of Membership Interests will be binding upon Assignor and its successors and assigns and is executed by Assignor effective as of June ___, 2023.

ASSIGNOR:

R&I LOEB FAMILY, LLC

By:
Name:	Ronald Loeb
Title:	Member

Exhibit B

Buyer Released Claims

In consideration of a Two Hundred and Fifty Thousand ($250,000) Dollar reduction in the Purchase Price negotiated by the parties, Buyer releases the Seller Parties from claims arising from the alleged breach of agreement payments and alleged unauthorized distributions noted in the Excel spreadsheets sent via email by Faegre Drinker Biddle & Reath LLP on behalf of Buyer at approximately 4:38 pm Central Daylight Time on June 19, 2023 to Shcerer & Pudell, PLLC, as counsel to the Company, which reduction to the Purchase Price constitutes full satisfaction of such alleged breaches and Buyer agrees not to assert any claim arising from any such alleged breach.